EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made effective as of March 8, 2012 by and among Bayou City Exploration, Inc., a Nevada corporation (the “Company”), and the investors listed on the Schedule of Investors attached hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, the Company desires to raise capital of at least $350,000 pursuant to this Agreement (the “Offering”); and

WHEREAS, the Investors desire to purchase, and the Company desires to sell to each Investor who desires to participate in the Offering, shares of the Company’s common stock, $0.005 par value, (referred to herein as the “Shares”) in the number set forth opposite such Investor’s name on Schedule A, upon the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

1. Purchase and Sale of Shares; Closing. Subject to the terms and conditions of this Agreement, the initial purchase and sale of the Shares, which must be in an aggregate principal amount of not less than $350,000, shall take place at the principal office of the Company, at 3:00 p.m., on March 8, 2012, or such other date and time as may be mutually acceptable to the Company and the Investors (the “Closing”). The Company shall deliver to each Investor the original stock certificate that such Investor is purchasing at the Closing as soon as practicable upon confirmation of receipt of payment of the purchase price therefor, which purchase price shall equal the principal amount of the Shares purchased (the “Purchase Price”) and shall be paid in cash by each Investor by check or wire transfer to the Company unless otherwise indicated on Schedule A, pursuant to the instructions attached hereto as Exhibit A.

2. Representations and Warranties of the Company. The Company represents and warrants the following:

2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

2.2 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Shares, the performance of all obligations of the Company hereunder and under the Shares, and the authorization, sale and issuance of the Shares being sold hereunder, has been taken or will be taken prior to the Closing. This Agreement and the Shares constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.3 Capitalization. The authorized capital stock of the Company consists of 150,000,000 shares of common stock, $0.005 par value and 5,000,000 shares of preferred stock, $0.001 par value, of which 29,003,633 shares and 0 shares, respectively, are issued and outstanding as of the date hereof and are fully paid and nonassessable.

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2.4 Offering. Subject in part to the truth and accuracy of each Investor’s representations set forth in Section 3 of this Agreement, the issuance and sale of the Shares as contemplated by this Agreement are intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

2.5 Compliance With Other Instruments. The Company is not in material violation of any provision of its Certificate of Incorporation as amended to date, or Bylaws nor, to its knowledge, will the execution and performance of this Agreement or the issuance of the Shares constitute a violation or breach of any other agreement between the Company and any other person or entity.

2.6 Securities Filings. The Company’s common stock is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company will take all action necessary to cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act. The Company has filed in a timely manner all reports required to be filed by it within the past twelve (12) calendar months with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Company SEC Documents”). As of the time it was filed with or furnished to the SEC: (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or Exchange Act (as the case may be) and the rules and regulations promulgated thereunder; and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has not received any comments from the SEC relating to any of the Company SEC Documents that have not been fully resolved (nor has the Company been informed that the SEC intends to review any of the Company SEC Documents).

3. Representations and Warranties of the Investors. Each Investor, severally and not jointly, hereby represents, warrants and covenants that:

3.1 Authorization. Such Investor has full power and authority to enter into this Agreement, and this Agreement is a legal, valid and binding agreement of such Investor, enforceable in accordance with its terms.

3.2 Purchase Entirely For Own Account. This Agreement is made with such Investor in reliance upon such Investor’s representations to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Shares to be received by such Investor will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Shares.

3.3 Disclosure of Information. Such Investor has received all the information it requested from the Company that is material to such Investor’s decision to purchase the Shares. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects, litigation matters, and financial condition of the Company.

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3.4 Investment Experience. Such Investor is an investor in securities of companies of this type and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. If other than an individual, such Investor also represents it has not been organized for the purpose of acquiring the Shares.

3.5 Accredited Investor. Such Investor is an “accredited investor” as defined in Rule 501 of Regulation D promulgated by the SEC under the Securities Act.

3.6 Restricted Securities. Such Investor understands that the Shares to be purchased hereunder are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Act only in certain limited circumstances. In the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the Shares must be held indefinitely. Such Investor further represents that it is familiar with SEC Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act, including without limitation the Rule 144 condition that current information about the Company be available to the public.

3.7 Legends. Such Investor understands and acknowledges that each stock certificate issued in connection with the Shares shall be endorsed with the legend set forth below:

THE COMMON STOCK HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS AND UNTIL THIS COMMON STOCK IS REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

3.8 True and Correct Information. All information that Investor has provided or caused to be provided to the Company in connection with the purchase of the Shares hereunder is correct and complete as of the date set forth on the Investor’s signature page of this Agreement.

3.9 Reliance. Such Investor understands that the acceptance of this Agreement by the Company will be based, in part, on the Investor’s representations, warranties, covenants and acknowledgements set forth in this Section 3. The Investor agrees to indemnify the Company from any and all claims, losses, damages and expenses (including without limit attorneys’ fees and disbursements) arising out of any alleged material breach of this Agreement by the Investor or material inaccuracy of any representation or warranty by the Investor.

3.10 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Shares unless and until such Investor shall have notified the Company in writing of the proposed disposition, and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration under the Securities Act.

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3.11 Tax Advisors. Such Investor has reviewed with such Investor’s own tax advisors the foreign, federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. Each such Investor is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that each such Investor (and not the Company) shall be responsible for such Investor’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

3.12 Investor Review. Such Investor acknowledges that such Investor has had the opportunity to review this Agreement, and all exhibits attached hereto, and the transactions contemplated by this Agreement and to consult with such Investor’s own legal counsel and advisors. Each such Investor is relying solely on such Investor’s legal counsel, if consulted, and not on any statements or representations of the Company or any of the Company’s agents for legal advice with respect to this investment or the transactions contemplated by this Agreement.

4. Conditions of Investors’ Obligations at the Closing. The obligations of each Investor with respect to the Closing are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

4.2 Performance. The Company shall have performed and complied with all material agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

5. Conditions of the Company’s Obligations at Closing. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor:

5.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

5.2 Payment of Purchase Price. The Investor shall have delivered the applicable Purchase Price as provided for in Section 1.

6. Miscellaneous.

6.1 Survival. The warranties, representations and covenants of the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing. The warranties, representations and covenants of the Company shall survive execution and delivery of this Agreement and the Closing.

6.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of the Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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6.3 Choice of Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of Nevada as applied to agreements among Nevada residents entered into and to be performed entirely within Nevada. Any lawsuit or litigation arising under, out of, in connection with, or in relation to this Agreement, any amendment hereof, or the breach hereof, shall be brought in the courts of Bowling Green, Kentucky, which courts shall have exclusive jurisdiction over any such lawsuit or litigation.

6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) upon transmission when sent via e-mail; (iii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iv) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (v) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

6.6 Finder’s Fee. Each Party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees or representatives is responsible.

6.7 No Joint Venture. Nothing in this Agreement shall create or be deemed to create a joint venture or partnership among the parties. Each party agrees not to hold itself out as having any authority or as being in a relationship contrary to this Section 6.7.

6.8 Expenses; Attorneys’ Fees. Regardless of whether the Closing occurs, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Shares, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.9 Amendments and Waivers. Except as otherwise provided in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of the Shares.

6.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement to the minimum extent necessary to comply with the laws of the relevant jurisdiction and the balance of the Agreement shall be interpreted as if such provision were so excluded in such jurisdiction and shall be enforceable in accordance with its terms.

6.11 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties.

6.12 Counterparts. This Agreement may be executed in two (2) or more original or facsimile counterparts all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first above written.

COMPANY:

Bayou City Exploration, Inc., a Nevada Corporation By: __________________________ Stephen C. Larkin Chief Financial Officer
Address:	Bayou City Exploration, Inc. Attention: Chief Financial Officer 632 Adams Street, Suite 700 Bowling Green, Kentucky 42101
E-mail:	larkin@blueridgegroup.com

INVESTORS:

Investor:	______________________________ Charles T. Bukowski, Jr.
Address:	Charles T. Bukowski, Jr. 15822 Rose Pine Court Cypress, Texas 77429
E-mail:	Charlie@beachcomberoil.com

Investor:	______________________________ Travis N. Creed
Address:	Travis N. Creed 1424 Rivergreen Lane Bowling Green, Kentucky 42103
E-mail:	travis@blueridgegroup.com

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Investor:	______________________________ Stephen C. Larkin
Address:	Stephen C. Larkin 830 Covington Grove Boulevard Bowling Green, Kentucky 42104
E-mail:	larkin@blueridgegroup.com

Investor:	______________________________ Robert D. Burr ______________________________ Doris R. Burr
Address:	Robert D. and Doris B. Burr 1314 Fairview Avenue Bowling Green, Kentucky 42101
E-mail:	rburr228@gmail.com

Investor:	______________________________ Danny W. Looney
Address:	Danny W. Looney 5969 Campus Court Plano, Texas 75093
E-mail:	dlooney@sbcglobal.net

Investor:	______________________________ Harry J. Peters
Address:	Harry J. Peters 902 Three Wood Circle Bowling Green, Kentucky 42103
E-mail:	harrypeters@blueridgegroup.com

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Investor:	______________________________ Robert D. Shallow
Address:	Robert D. Shallow 182 S. Bear Lake Road North Muskegon, Michigan 49442
E-mail:	lionbobmi@aol.com

Investor:	G2 International, Inc. By:____________________________ Name:__________________________ Title:___________________________
Address:	G2 International, Inc. Attention:_______________________ 1810 Three Galleria Tower 13155 Noel Road Dallas, Texas 75240
E-mail:	gust@g2usainc.com

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Schedule A

Schedule of Investors

Investor	Shares in Offering	Consideration
Charles T. Bukowski, Jr.	3,000,000	$15,000
Travis N. Creed	3,000,000	$15,000
Stephen C. Larkin	26,000,000	$130,000
Robert D. and Doris R. Burr	28,500,000	$142,500
Danny W. Looney	1,000,000	$5,000
Harry J. Peters	3,000,000	$15,000
Robert D. Shallow	1,000,000	$5,000
G2 International, Inc.	4,500,000	$22,500*

*Represents settlement of outstanding invoices for services rendered to the Company.

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EXHIBIT A

BAYOU CITY EXPLORATION, INC. WIRE INSTRUCTIONS

Wire to: Monticello Bank

1840 Cave Mill Road

Bowling Green, KY 42101

ABA No: 083902581

Credit to:

Bayou City Exploration, Inc.

632 Adams Street

Bowling Green, KY 42101

Acct. No.: 0503258

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